UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 5, 2011

(earliest event reported)

LocatePLUS Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49957	04-3332304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center
Suite 235M
Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(978) 921-2727
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2011, the Board of Directors accepted Patrick Murphy’s voluntary resignations from the Board of Directors and from his positions as Secretary of the Corporation and any of its subsidiaries.  Simultaneously, the Board appointed Frederick Vinson and Moshe Zuchaer to fill the Board positions vacated by Patrick Murphy and Ron Lifton (who resigned on June 16, 2010).

On July 6, 2011, at a continuation of the July 5, 2011 board meeting, the Board of Directors appointed John Nachef to fill the term of departed director James Ahearn (who resigned on May 12, 2011).  Thereafter, the Board accepted George Isaac’s voluntary resignations from the Board of Directors of the Corporation and its subsidiaries; accepted Anthony Spatorico’s resignations from the Board of Directors of the Corporation and its subsidiaries; and appointed Carl Green to the Board of Directors of Locate Plus Holdings Corporation.

Finally, on July 7, 2011, the Board of Directors accepted Derrick Spatorico’s voluntary resignation from the Board of Directors.

None of the above departures were the result of any disagreements with the Corporation regarding its operations, policies or practices.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATEPLUS HOLDINGS CORPORATION

Dated: July 11, 2011	By:	/s/ CARL GREEN
Carl Green
Director and Chairman of the Board